AMENDED AND RESTATED EXHIBIT A

TO THE SUB-ADMINISTRATION AND ACCOUNTING SERVICES AGREEMENT

THIS EXHIBIT A, amended and restated effective as of March 26, 2013, is the Exhibit A to that certain Sub-Administration and Accounting Services Agreement dated as of April 1, 2000, as amended, between BNY Mellon Investment Servicing (US) Inc. and Aston Asset Management, LP. This Exhibit A supersedes all previous forms of Exhibit A.

PORTFOLIOS

ASTON/TCH Fixed Income Fund

ASTON/Fairpointe Mid Cap Fund

ASTON Small Cap Fund

ASTON/Montag & Caldwell Balanced Fund

ASTON/Montag & Caldwell Growth Fund

ASTON/TAMRO Diversified Equity Fund

ASTON/TAMRO Small Cap Fund

ASTON/Harrison Street Real Estate Fund

ASTON/Cornerstone Large Cap Value Fund

ASTON/River Road Dividend All Cap Value Fund

ASTON/River Road Small Cap Value Fund

ASTON/River Road Select Value Fund

ASTON/Montag & Caldwell Mid Cap Growth Fund

ASTON/Barings International Fund

ASTON/Anchor Capital Enhanced Equity Fund

ASTON/Lake Partners LASSO Alternatives Fund

ASTON/Herndon Large Cap Value Fund

ASTON/LMCG Small Cap Growth Fund

ASTON/River Road Independent Value Fund

ASTON/River Road Long-Short Fund

ASTON/DoubleLine Core Plus Fixed Income Fund

ASTON/Silvercrest Small Cap Fund

ASTON/River Road Dividend All Cap Value Fund II

ASTON/LMCG Emerging Markets Fund

IN WITNESS WHEREOF, the parties hereto have caused this Amended and Restated Exhibit A to be executed by their officers designated below effective as of the date and year first above written.

BNY MELLON INVESTMENT SERVICING (U S) INC.		ASTON ASSET MANAGEMENT, LP

By:	/s/ William Greilich	By:	/s/ Kenneth Anderson

Name:	William Greilich	Name:	Kenneth Anderson

Title:	Managing Director	Title:	President

Date:	3/25/13	Date:	3/21/13